                                                                   EXHIBIT 10.16

                             SUBORDINATION AGREEMENT

      This Subordination Agreement (this "Agreement") dated as of May 7, 2004, is by and among Behrman Capital II, L.P., a Delaware limited partnership ("Behrman"), Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership ("SEF" and collectively with Behrman, "Creditor"), and Silicon Valley Bank (`Bank").

                                    RECITALS

      A. Daleen Technologies, Inc. ("Borrower") has requested and/or obtained credit from Bank which may be secured by its assets and property.

      B. Creditor has extended credit to Borrower and/or may later extend other credit to Borrower pursuant to the terms of a Subordinated Bridge Loan Agreement dated May 7, 2004, in the form attached as Exhibit A (the "Subordinated Bridge Loan Agreement"). The promissory notes under such Subordinated Bridge Loan Agreement are subject to a Note Purchase Agreement of even date herewith (the "Note Purchase Agreement") in the form attached as Exhibit B, by and among Creditor and Daleen Holdings, Inc., a Delaware corporation ("Newco").

      C. To induce Bank to extend credit to Borrower and make further extensions of credit to or for Borrower, or to purchase or extend credit pursuant to any instrument or writing on which Borrower is liable or to grant renewals or extensions of any loan, extension of credit, purchase, or other accommodation Creditor will subordinate: (a) all of Borrower's indebtedness and obligations to Creditor, existing now or later (but excluding (i) the facility fees due upon signing of the Subordinated Bridge Loan Agreement dated May 7, 2004 among Borrower and Creditor, (ii) as required for the closing of the Investment Agreement dated as of May 7, 2004 among Newco, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, and Behrman, and (iii) as required for the closing of the promissory notes pursuant to the terms of the Note Purchase Agreement) (the foregoing being called "Subordinated Debt") to all of Borrower's indebtedness and obligations to Bank; and (b) all of Creditor's security interests, to all of Bank's security interests in the Borrower's property.

THE PARTIES AGREE AS FOLLOWS:

      1. Creditor subordinates to Bank any security interest or lien that it has in any property of Borrower. Despite attachment or perfection dates of Creditor's security interest and Bank's security interest, Bank's security interest in the Collateral as defined in the Loan and Security Agreement by and between the Borrower and the Bank dated February 24, 2004 (the "Loan Agreement") and the Intellectual Property Security Agreement by and between the Borrower and the Bank dated February 24, 2004 (the "IP Security Agreement" and collectively with the Loan Agreement, the "Loan Agreement") is prior to Creditor's security interest.

      2. All Subordinated Debt payments are subordinated to all Borrower's obligations to Bank existing now or later, together with collection costs of the Obligations (including attorneys' fees), including, interest accruing after any bankruptcy, reorganization or similar proceeding and all obligations under the Loan Agreement (the "Senior Debt").

      3.    Creditor will not:

            (a) demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise,

            (b)   exercise any remedy against the Collateral, or

            (c) accelerate the Subordinated Debt, or begin to or participate in any action against Borrower, until all the Senior Debt is paid. This does not prohibit Creditor from converting any Subordinated Debt into equity securities of Borrower.

It is acknowledged and agreed that the performance and consummation of the obligations of the parties under the Note Purchase Agreement shall in no respect be deemed to breach this or any other provision of this Agreement.

      4. Creditor must deliver to Bank in the form received (except for endorsement or assignment by Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.

      5. These provisions remain in full force and effect, despite Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and Bank's claims against Borrower and Borrower's estate will be fully paid before any payment is made to Creditor.

      6. Until the Senior Debt is paid, Creditor irrevocably appoints Bank as its attorney. in- fact, with power of attorney with power of substitution, in Creditor's name or in Bank's name, for Bank's use and benefit without notice to Creditor, to do the following in any bankruptcy, insolvency or similar proceeding involving Borrower:

            (a) File any claims for the Subordinated Debt for Creditor if Creditor does not do so at least 30 days before the time to file claims expires, and

            (b) Accept or reject any plan of reorganization or arrangement for Creditor and vote Creditor's claims in respect of the Subordinated Debt in any way it chooses.

      7. Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Bank has in Borrower's property. For example, instruments may not be amended to: (i) increase the interest rate of the Subordinated Debt, or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

      8. This Agreement is effective while Borrower owes any amounts to Bank. If, after full payment of the Senior Debt, Bank must disgorge any payments made on the Senior Debt for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and Creditor will immediately pay Bank all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement. At any time without notice to Creditor, Bank may take actions it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No action or inaction will impair or otherwise affect Bank's rights under this Agreement.

      9. Notwithstanding any other provision contained in this Agreement, Bank agrees that the following actions shall not be subject to the terms of this
Agreement: (i) the payment by Borrower to Creditor of the facility fee due to Creditor upon the execution of the Subordinated Bridge Loan Agreement pursuant to Section 7.1(e) thereof, (ii) the release from escrow to Creditor of certain securities of Borrower pursuant to Section 1.3 of the Subordinated Bridge Loan Agreement and (iii) the transactions relating to the purchase by Creditor of certain shares of capital stock of Newco that are expressly contemplated by Sections 1, 2 and 3 of the Note Purchase Agreement and Sections 1 and 6.2 of the Investment Agreement.

      10. This Agreement binds Creditor, its successors or assigns, and benefits Bank's successors or assigns. This Agreement is for Creditor's and Bank's benefit and not for the benefit of Borrower or any other party. If Borrower is refinancing any of the Senior Debt with a new lender, upon Bank's request of creditor, Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

      11. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

      12. Georgia law governs this Agreement without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the State and Federal courts in the State of Georgia; provided, however that if for any reason Bank can not avail itself of the courts of the State of Georgia; Creditor submits to the jurisdiction of the State and Federal courts in Santa Clara County, California. CREDITOR AND BANK EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION FROM THIS AGREEMENT.

      13. This Agreement represents is the entire agreement about this subject matter, and supersedes prior negotiations or agreements. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement. Creditor will keep itself informed of Borrower's financial and other conditions. This Agreement may be amended only by written instrument signed by Creditor and Bank.

      14. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the action.

                       [SIGNATURES ON THE FOLLOWING PA GE]

CREDITOR:                                         BANK:

BEHRMAN CAPITAL II, L.P.                          SILICON VALLEY BANK

By: /s/ Grant Behrman                             By: /s/ Steven J. DiPasquale
    ----------------------------------------         ---------------------------
    Name: Grant Behrman                              Name: Steven J. DiPasquale
    Title: Managing Member                           Title: Vice President

STRATEGIC ENTREPRENEUR FUND II, L.P.

By: /s/ Grant Behrman
    ---------------------------------------
    Name: Grant Behrman
    Title: General Partner

The Borrower approves the terms of this Agreement:

BORROWER:

DALEEN TECHNOLOGIES, INC.

By: /s/ Gordon Quick
    ---------------------------------------
    Name: Gordon Quick
    Title: President & CEO